Exhibit 99.1

Casa Systems Reports Third Quarter 2021 Financial Results

Wireless Growth of 51% year-over-year

$11 Million Impact from Supply Chain Constraints

Revising Full-Year 2021 Guidance

Andover, Mass. – November 2, 2021 – Casa Systems, Inc. (Nasdaq: CASA), a leading provider of cloud-native software and physical broadband technology solutions for wireless, cable and fixed networks, today announced its financial results for its third quarter ended September 30, 2021.

Third Quarter 2021 Financial & Operational Highlights

•	Revenue of $99.2 million
•	Gross margin of 40.9%
•	GAAP net loss of $(0.9) million
•	Non-GAAP net loss of $(4.1) million
•	GAAP net loss per fully diluted share of $(0.01)
•	Non-GAAP net loss per fully diluted share of $(0.05)
•	Adjusted EBITDA of $5.5 million

“In spite of a very solid start to our fiscal year, our third quarter results were impacted by the broader macro supply chain constraints that are affecting many companies in our industry.  Against this macro environment, however, the demand for our products remained strong, particularly in wireless, where we saw 51% growth in the quarter year-over-year, and 75% growth year-over-year on a year-to-date basis,” said Jerry Guo, Casa Systems' President and Chief Executive Officer. “While we anticipate that supply chain issues will persist for the near-term, these in no way diminish our expected longer-term growth trajectory.  We have a large order backlog, and we expect to benefit materially from RDOF, 5G rollout, and the deployment of mobile private networks over the coming quarters.  In the meantime, we will continue to work closely with our suppliers to procure components for our products in as timely a manner as possible.”

Scott Bruckner, Casa Systems' Chief Financial Officer, said, "During the quarter, Casa had to navigate several significant headwinds related to supply chain constraints and certain short-term software order delays that impacted our top-line and profit.  Despite this, on a year-to-date basis, we delivered year-over-year growth in revenue, gross profit and adjusted EBITDA.  We ended the quarter with a strong balance sheet, including a healthy cash balance to help navigate the near-term supply chain challenges. Regarding our outlook for the remainder of the fiscal year 2021, while we are seeing growing demand for our products, we are revising our 2021 full year guidance to reflect continued uncertainty in our supply chain”

To supplement its financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Casa Systems is presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non-GAAP Financial Measures.

Financial Outlook

For the fiscal year 2021, Casa Systems expects:

•	Revenue between $394 million and $404 million
•	GAAP Operating Income between $15 million and $21 million
•	Non-GAAP Operating Income between $36 million and $42 million
•	Adjusted EBITDA between $45 million and $52 million
•	GAAP diluted net income per share between $(0.03) and $0.05 and Non-GAAP diluted net income per share between $0.06 and $0.14

Guidance for non-GAAP financial measures excludes stock-based compensation and amortization of acquired intangible assets, which are non-cash charges; adjustments to the tax provision for the CARES Act; and the resulting tax effect of these excluded items. Casa Systems has not reconciled the non-GAAP metrics as to which it provides guidance to their most directly comparable GAAP metrics because certain items that impact these excluded measures are uncertain, out of its control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial metrics included in its guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss its financial results for the third quarter ended September 30, 2021, and its business outlook at 5:00 p.m. Eastern Daylight Time today, November 2, 2021. The conference call can be heard via webcast in the investor relations section its website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations with Conference ID 13723991. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of Casa Systems’ website for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa Systems” or the “Company” or “we”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (2) the concentration of a substantial portion of our revenue in certain customers; (3) fluctuations in our revenue due to timing of large orders and seasonality; (4) the length and lack of predictability of our sales cycle; (5) any difficulties we may face in expanding our platform into the wireless market; (6) any failure to fully realize anticipated synergies from our acquisition of NetComm; and (7) other factors discussed in the “Risk Factors” section of our public reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Quarterly Report on Form 10-Q, which is on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

COVID-19 Pandemic

The COVID-19 pandemic presents various risks to us, not all of which we are able to fully evaluate or even to foresee at the current time, and which could have a material effect upon the estimates and judgments relied upon by management in preparing these condensed consolidated financial statements. While we remain fully operational, during the three and nine months ended September 30, 2021, the effects of the COVID-19 pandemic on the global supply chain had a significant adverse effect on our financial results.  In particular, certain of our products utilize components, for which there has been increased global demand.  As a result, throughout 2021, and increasingly during the three months ended September 30, 2021, we began to see shortages of supply that resulted in our inability to fulfill certain customer orders within normal lead times.  This adversely impacted our revenue and operating results for the three and nine months ended September 30, 2021. While we continue to work with our supply chain, contract manufacturers, and customers to minimize the extent of such impacts, we expect the effects of global supply chain issues to continue and cannot predict when such effects will subside.  This may prevent us from being able to fulfill our customers’ orders, which could lead to one or more of our customers cancelling their orders.  At this time, we are neither able to estimate the extent of these impacts nor predict whether our efforts to minimize or contain them will be successful. We intend to continue to monitor our business very closely for any effects of COVID-19 for as long as necessary.

Due to the above circumstances and as described generally in our 2020 Annual Report on Form 10-K, our results of operations for the three and nine months ended September 30, 2021, and the year ended December 31, 2020, are not necessarily indicative of the results to be expected in future periods. Management cannot predict the full impact of the COVID-19 pandemic on our sales channels, supply chain, manufacturing and distribution, or on economic conditions generally, including the effects on our current and potential customers, who may curtail spending on investments in current and/or new technologies, delay new equipment evaluations and trials, cancel orders, and possibly delay payments based on liquidity concerns, all of which could have a material impact on our business in the future. Similarly, our supply chain and our contract manufacturers could be affected, which could cause disruptions to our ability to meet customer demand or delivery schedules. For the three and nine months ended September 30, 2021, we did see certain delays in the supply chain that adversely impacted customer delivery schedules to our customers. If COVID-19 were to continue to have such effect in the future, there would likely be a continued material adverse impact on our financial results, liquidity and capital resource needs. This uncertainty makes it challenging for management to estimate the future performance of our businesses, particularly over the near to medium term and the impact of COVID-19 could continue to have a material adverse impact on our results of operations going forward.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net (loss) income as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and amortization of acquired intangible assets, which are non-cash charges; adjustments to the tax provision for the CARES Act; and the tax effect on these excluded items. The tax effect of the excluded items were calculated based on specific calculations of each item’s effect on the tax provision. We define non-GAAP diluted net income per share as diluted net (loss) income per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net income. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net (loss) income, excluding the impact of stock-based compensation expense; other income (expense), net; depreciation and amortization expense; and our (benefit from) provision for income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that, by excluding the impact of these expenses, adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property, equipment and software licenses, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and to make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, and enhance the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•

each of non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA exclude stock-based compensation expense and amortization of acquired intangible assets because they have recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

•	adjusted EBITDA excludes depreciation and amortization expense, and although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•

adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us;

•	adjusted EBITDA does not reflect foreign currency transaction gains and losses, which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•

free cash flow may not represent the total increase or decrease in cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•

other companies, including companies in our industry, may not use or report non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.”

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers the core-to-customer building blocks to speed 5G transformation with future-proof solutions and cutting-edge bandwidth for all access types. In today’s increasingly personalized world, Casa Systems creates disruptive architectures built specifically to meet the needs of service provider networks.  Our suite of open, cloud-native network solutions unlocks new ways for service providers to build networks without boundaries and maximize revenue-generating capabilities. Commercially deployed in more than 70 countries, Casa Systems serves over 475 Tier 1 and regional communications service providers worldwide. For more information, visit http://www.casa-systems.com.

CONTACT INFORMATION:

IR Contact

Michael Cummings or Jackie Marcus

617-982-0475

investorrelations@casa-systems.com

Source: Casa Systems

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$99,219	$105,747	$296,226	$272,720
Cost of revenue	58,595	53,153	154,047	134,343
Gross profit	40,624	52,594	142,179	138,377
Operating expenses:
Research and development	21,578	21,823	63,479	63,722
Selling, general and administrative	21,029	21,630	64,492	67,731
Total operating expenses	42,607	43,453	127,971	131,453
(Loss) income from operations	(1,983)	9,141	14,208	6,924
Other income (expense):
Interest income	80	170	297	847
Interest expense	(3,969)	(3,771)	(11,886)	(12,706)
(Loss) gain on foreign currency, net	(375)	(6)	(1,353)	674
Other income, net	83	338	634	435
Total other income (expense), net	(4,181)	(3,269)	(12,308)	(10,750)
(Loss) income before provision for (benefit from) income taxes	(6,164)	5,872	1,900	(3,826)
(Benefit from) provision for income taxes	(5,288)	2,399	220	(5,433)
Net (loss) income	$(876)	$3,473	$1,680	$1,607

Net (loss) income per share:
Basic	$(0.01)	$0.04	$0.02	$0.02
Diluted	$(0.01)	$0.04	$0.02	$0.02

Weighted-average shares used to compute net (loss) income per share:
Basic	85,660	83,302	84,985	83,437
Diluted	85,660	85,466	88,948	85,370

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of Net (Loss) Income to Non-GAAP Net (Loss) Income:
Net (loss) income	$(876)	$3,473	$1,680	$1,607
Stock-based compensation	3,698	3,482	11,245	9,498
Amortization of acquired intangible assets	1,426	1,426	4,278	4,278
Tax benefit from release of DTA reserve	(7,097)	(1,239)	(7,097)	(10,549)
Tax effect of excluded items	(1,278)	(1,229)	(3,870)	(3,468)
Non-GAAP net (loss) income	$(4,127)	$5,913	$6,236	$1,366
Non-GAAP net (loss) income margin	(4.2)%	5.6%	2.1%	0.5%

Reconciliation of Diluted Net (Loss) Income Per Share to Non-GAAP Diluted Net (Loss) Income Per Share:
Diluted net (loss) income per share	$(0.01)	$0.04	$0.02	$0.02
Non-GAAP adjustments to net (loss) income	(0.04)	0.03	0.05	—
Non-GAAP diluted net (loss) income per share	$(0.05)	$0.07	$0.07	$0.02
Weighted-average shares used in computing diluted net (loss) income per share	85,660	85,466	88,948	85,370

Reconciliation of Net Income to Adjusted EBITDA:
Net (loss) income	$(876)	$3,473	$1,680	$1,607
Stock-based compensation	3,698	3,482	11,245	9,498
Amortization of acquired intangible assets	1,426	1,426	4,278	4,278
Depreciation and amortization	2,363	2,968	7,708	9,370
Other income (expense)	4,181	3,269	12,308	10,750
(Benefit from) provision for income taxes	(5,288)	2,399	220	(5,433)
Adjusted EBITDA	$5,504	$17,017	$37,439	$30,070
Adjusted EBITDA margin	5.5%	16.1%	12.6%	11.0%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow:
Net cash (used in) provided by operating activities	$(11,518)	$7,708	$15,197	$51,644
Purchases of property and equipment and software licenses	(1,490)	(1,385)	(4,404)	(4,102)
Free cash flow	$(13,008)	$6,323	$10,793	$47,542

Summary of Stock-Based Compensation Expense:
Cost of revenue	$29	$45	$95	$115
Research and development	557	592	1,971	1,679
Selling, general and administrative	3,112	2,845	9,179	7,704
Total	$3,698	$3,482	$11,245	$9,498

Summary of Revenue:
Product revenue:
Wireless	43,070	26,825	116,081	62,992
Fixed telco	20,187	34,005	51,209	75,756
Cable	24,495	32,911	94,729	100,879
Product revenue	$87,752	$93,741	$262,019	$239,627
Service revenue:
Wireless	1,141	2,396	3,416	5,244
Fixed telco	825	441	3,474	992
Cable	9,501	9,169	27,317	26,857
Service revenue	$11,467	$12,006	$34,207	$33,093
Total revenue	$99,219	$105,747	$296,226	$272,720

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$156,460	$157,455
Accounts receivable, net	80,863	94,124
Inventory	91,853	101,204
Prepaid expenses and other current assets	4,485	3,864
Prepaid income taxes	19,956	14,087
Total current assets	353,617	370,734
Property and equipment, net	24,647	28,880
Accounts receivable, net of current portion	—	143
Deferred tax assets	1,704	1,150
Goodwill	50,177	50,177
Intangible assets, net	32,661	35,844
Other assets	7,435	6,038
Total assets	$470,241	$492,966
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,841	$41,203
Accrued expenses and other current liabilities	33,368	39,793
Accrued income taxes	4,020	7,463
Deferred revenue	15,857	15,531
Current portion of long-term debt, net of unamortized debt issuance costs	8,421	15,171
Total current liabilities	84,507	119,161
Accrued income taxes, net of current portion	11,359	9,520
Deferred tax liabilities	6,504	7,282
Deferred revenue, net of current portion	5,072	3,520
Long-term debt, net of current portion and unamortized debt issuance costs	274,672	276,085
Other liabilities, non-current	1,582	1,024
Total liabilities	383,696	416,592

Stockholders’ equity:
Common stock	88	85
Treasury Stock	(4,826)	(4,826)
Additional paid-in capital	191,399	183,041
Accumulated other comprehensive income (loss)	467	337
Accumulated deficit	(100,583)	(102,263)
Total stockholders’ equity	86,545	76,374
Total liabilities and stockholders’ equity	$470,241	$492,966

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows provided by operating activities:
Net income	$1,680	$1,607
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,986	13,660
Stock-based compensation	11,245	9,498
Deferred income taxes	(1,322)	(1,834)
Change in provision for doubtful accounts	63	18
Change in provision for excess and obsolete inventory	(98)	1,290
Gain on disposal of assets	29	11
Changes in operating assets and liabilities:
Accounts receivable	13,194	27,537
Inventory	9,302	(6,617)
Prepaid expenses and other assets	(1,648)	3,004
Prepaid income taxes	(5,873)	(9,763)
Accounts payable	(17,553)	13,764
Accrued expenses and other current liabilities	(6,074)	973
Accrued income taxes	(1,601)	2,467
Deferred revenue	1,867	(3,971)
Net cash provided by operating activities	15,197	51,644
Cash flows used in investing activities:
Purchases of property and equipment	(2,979)	(4,102)
Purchases of software licenses	(1,425)	—
Net cash used in investing activities	(4,404)	(4,102)
Cash flows used in financing activities:
Principal repayments of debt	(9,025)	(8,893)
Drawdowns on revolving credit facility	—	6,500
Proceeds from exercise of stock options	3,532	957
Payments of dividends and equitable adjustments	(97)	(661)
Repurchases of common stock	—	(3,031)
Employee taxes paid related to net share settlement of equity awards	(6,315)	(639)
Net cash used in financing activities	(11,905)	(5,767)
Effect of exchange rate changes on cash and cash equivalents	111	763
Net increase in cash, cash equivalents and restricted cash	(1,001)	42,538
Cash, cash equivalents and restricted cash at beginning of period	158,461	114,657
Cash, cash equivalents and restricted cash at end of period	$157,460	$157,195
Supplemental disclosures of cash flow information:
Cash paid for interest	$12,167	$9,226
Cash paid for income taxes	$8,288	$2,306
Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$179	$673
Unpaid equitable adjustments included in accrued expenses and other current liabilities	$1	$85